Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-253992, 333-169564, and 333-190122) of Brown-Forman Corporation of our report dated June 19, 2020 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
June 17, 2022